[EX.-99.906CERT]

Exhibit (b)

I, Thomas S. White, Jr., President of Lord Asset Management Trust (the “Registrant”), certify that, to the best of my knowledge:

(1) The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	January 10, 2007__________________
Signature:	/s/ Thomas S. White, Jr._____________

______________

I, David M. Sullivan II, Treasurer of Lord Asset Management Trust (the “Registrant”), certify that, to the best of my knowledge:

(1) The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	January 10, 2007___________________
Signature:	/s/ David M. Sullivan II_____________

13322988.2.BUSINESS 1/12/2007 10:31 AM